EXHIBIT 99.1

ExamWorks Reports Fourth Quarter 2011 Financial Results

ATLANTA, GA. February 28, 2012– ExamWorks Group, Inc. (NYSE: EXAM), a leading provider of independent medical examinations (“IMEs”), peer reviews, bill reviews and related services, today reported financial results for the fourth quarter of 2011 and announced that it has been awarded three new national accounts.

Fourth Quarter and Fiscal Year End 2011 Results

●	Revenues for the fourth quarter of 2011 were $115.3 million, an increase of $61.0 million, or 112%, over the year-ago quarter revenue of $54.3 million.

●
Adjusted EBITDA for the fourth quarter of 2011 was $16.8 million, an increase of $6.7 million, or 66%, over the year-ago quarter adjusted EBITDA of $10.1 million.  Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss below and is not a substitute for the GAAP equivalent.

●
As previously announced, in September 2011 and October 2011 we completed six acquisitions (collectively the “Q4 2011 Acquisitions”).  These acquisitions contributed $8.3 million in revenue and $1.5 million in adjusted EBITDA, respectively, in the fourth quarter of 2011.

●
In the fourth quarter of 2011, the Company repurchased approximately 692,000 shares at an average price of $8.49 per share.  Since inception of the repurchase plan, the Company has repurchased approximately 1.0 million shares at an average price of $9.34 per share.  As of December 31, 2011, the Company has $10.6 million remaining under its current authorization. The Company reissued approximately 203,000 shares out of treasury in connection with the Q4 2011 Acquisitions.

●
We ended fiscal year 2011 with pro forma revenues of $483.2 million and pro forma adjusted EBITDA of $80.7 million.  On an as reported basis, we ended 2011 with revenues of $397.9 million and adjusted EBITDA of $63.3 million.

●
We generated $12.7 million of cash flow from operations in the fourth quarter of 2011 and $39.5 million in the full year 2011.  We ended the year with available liquidity in excess of $94 million, including cash on hand and availability under our senior revolving credit facility.  As of the end of the year, our consolidated leverage was 3.64x.

Commentary

Commenting on today’s earnings announcement, Richard E. Perlman, Executive Chairman of ExamWorks, said: “2011 was a year of significant transformative growth for ExamWorks, driven primarily by the acquisitions of MES and Premex.  ExamWorks has now established itself as the global leader in the IME marketplace.  This transformation did not come without its operational challenges, significant volatility for our shareholders and the disappointing performance of our share price.  As significant shareholders ourselves, we empathize and are fully committed to demonstrating substantial progress during 2012 and making every effort to achieve our operational and financial objectives.”

“At the IPO, we emphasized that one of our strategic objectives was to develop national accounts. We are pleased to report that six months after having established the national accounts program that two customers in the US and one in the UK have chosen to become national account customers. During 2011, these customers conducted exhaustive due diligence on our technological capabilities and services validating the integrity of our exceptional IT platform and consolidating IME vendor relationships. We expect to build on the success and momentum of this milestone in 2012 and beyond.”

James K. Price, Chief Executive Officer of ExamWorks said: “ExamWorks has made a substantial investment in the Company’s infrastructure, operations and technology platform over the last three years and will continue to do so. Our value proposition is increasingly evident among industry stakeholders. We believe that the organizational and operational improvements, especially the initiatives implemented during 2011, are the driving momentum behind ExamWorks’ recent successes and a solid platform for future growth.”

Business Highlights

●
We have approximately 1,900 full-time employees operating out of 45 service centers in North America and the UK.  Today we process approximately 900,000 IME and related services annually and our medical panel consist of over 29,000 doctors and medical providers.

●	We have more than doubled our revenues since our IPO in October 2010 and we now operate under several leading brands including ExamWorks, MES and Premex.

●	We were awarded three national accounts, two in the US and one in the UK. This is in addition to the three existing accounts under the ExamWorks brand and 15 under the MES brand.

●	In Q4 2011, we experienced the beginning of the anticipated improvement in the ExamWorks brand organic revenue metric and expect continued improvement over the course of 2012.

●
We have successfully validated our robust technology infrastructure and processes by completing an SSAE 16, SOC 1, Type 2 audit (formerly known as SAS 70) for all of the ExamWorks companies in the United States and Canada.

Financial Review

Revenues – For the three months ended December 31, 2011, revenues were $115.3 million, an increase of 112% over the $54.3 million in revenues in the fourth quarter of 2010.  In the three months ended December 31, 2011, MES, Premex and the Q4 2011 Acquisitions contributed revenues of $34.3 million, $23.3 million and $8.3 million, respectively.  The balance of $49.4 million of revenue was derived by the remaining ExamWorks’ businesses, which we collectively refer to as the ExamWorks brand.

Below is a table summarizing quarterly pro forma revenue for 2010 and 2011 for ExamWorks, MES, Premex and the Q4 2011 Acquisitions.  Pro forma revenues assume that acquisitions completed in 2010 and 2011 were completed on January 1, 2010.

Pro Forma Revenues
	(In thousands except %)
	Period Ended 2010					Period Ended 2011
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
ExamWorks brand	$56,422	$60,343	$59,501	$56,345	$232,611	$53,620	$56,110	$51,087	$49,367	$210,184
% Change						(5.0)%	(7.0)%	(14.1)%	(12.4)%	(9.6)%

MES	30,950	32,858	33,108	32,702	129,618	34,256	37,036	35,816	34,290	141,398
% Change						10.7%	12.7%	8.2%	4.9%	9.1%

Premex	21,032	20,659	21,277	21,647	84,615	23,636	22,510	22,315	23,267	91,728
% Change						12.4%	9.0%	4.9%	7.5%	8.4%

Subtotal	$108,404	$113,860	$113,886	$110,694	$446,844	$111,512	$115,656	$109,218	$106,924	$443,310
% Change						2.9%	1.6%	(4.1)%	(3.4)%	(0.8)%

Q4 2011 Acquisitions	8,255	10,320	9,745	10,575	38,895	9,748	11,226	9,922	8,997	39,893
% Change						18.1%	8.8%	1.8%	(14.9)%	2.6%

Total	$116,659	$124,180	$123,631	$121,269	$485,739	$121,260	$126,882	$119,140	$115,921	$483,203
% Change						3.9%	2.2%	(3.6)%	(4.4)%	(0.5)%

For the three months ended December 31, 2011, pro forma revenues were $115.9 million compared to $121.3 million of pro forma revenues in the fourth quarter of 2010, representing a pro forma decline of approximately 4.4%.

The fourth quarter 2011 decline at ExamWorks of (12.4)% compared to the third quarter 2011 decline of  (14.1)% and was in part due to (1) restrictions associated with performing examinations in the state of Washington and (2) legislative impacts in the province of Ontario.  The restrictions in the state of Washington were lifted in late October with meaningful revenue recognition resuming in Q1 2012.  The legislative impact in the province of Ontario we expect will continue through the first half of 2012 and improve thereafter.

Excluding the impact of foreign currency, Premex grew at 8.1% and 4.4% in the fourth quarter 2011 and full year 2011 as compared to the same periods in 2010, respectively.

The fourth quarter 2011 decline in the Q4 2011 Acquisitions of (14.9)% compared to the fourth quarter 2010 was primarily due to a 28% decline in Q4 2011 revenue from the three acquisitions based in Ontario due to the previously mentioned legislative impacts.  This decline was anticipated by us prior to the acquisition and reflected in the purchase price we paid.

Costs of revenues – For the three months ended December 31, 2011, costs of revenues were $76.0 million, an increase of 118% over the $34.9 million in costs of revenues in the fourth quarter of 2010.  The change was primarily due to the acquired costs of revenues for acquisitions completed in 2010 and 2011.  Costs of revenues as a percentage of revenues for the fourth quarter of 2011 were 66% compared to 66% in the third quarter of 2011 and 64% in the fourth quarter of 2010.  Included in costs of revenues in the fourth quarter of 2011 are $650,000 of share-based compensation expenses.

Selling, general and administrative expenses (“SGA”) – For the three months ended December 31, 2011, SGA expenses were $25.3 million, an increase of 85% over the $13.7 million in SGA expenses in the fourth quarter of 2010.  The change was primarily due to the acquired SGA for acquisitions completed in 2010 and 2011. Included in SGA expenses in the fourth quarter of 2011 are $1.8 million in share-based compensation expenses and $413,000 in acquisition-related transaction and other non-recurring costs. Included in SGA expenses in the fourth quarter of 2010 are $1.3 million in share-based compensation expenses, $3.0 million in acquisition-related transaction costs and $188,000 in other non-recurring costs.

Depreciation and amortization expenses (“D&A”) – For the three months ended December 31, 2011, D&A expenses were $14.3 million, an increase of 101% over the $7.1 million in D&A expenses in the fourth quarter of 2010.  The change was primarily due to acquisitions completed in 2010 and 2011.  For the three months ended December 31, 2011, depreciation expense was $1.3 million and amortization expense was $13.0 million.

Interest and other expenses, net – For the three months ended December 31, 2011, interest and other expenses, net were $6.9 million, an increase of 17% over the $5.9 million in interest and other expenses, net in the fourth quarter of 2010.  Included in interest and other expenses, net in the fourth quarter of 2011 are $6.6 million of interest expenses and deferred loan cost amortization.

Adjusted EBITDA – For the three months ended December 31, 2011, adjusted EBITDA was $16.8 million, an increase of 66% over the $10.1 million in adjusted EBITDA in the fourth quarter of 2010.  Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss below and is not a substitute for the GAAP equivalent.

Other financial data – We generated $12.7 million of cash flow from operations in the fourth quarter of 2011 and $39.5 million of cash flow from operations in the full year 2011.  We ended the year with $8.4 million of cash on hand and approximately $296.7 million of total debt, consisting of $250.0 million of senior unsecured notes due July 2019, $39.1 million outstanding under the working capital facility in the UK, $5.0 million outstanding under our senior secured revolving credit facility, and $2.6 million in seller subordinated notes.  As of the end of the quarter, we had available liquidity in excess of $94 million, including cash on hand and availability under our senior secured revolving credit facility.   As of December 31, 2011, our consolidated total leverage was 3.64x.

Business Outlook

ExamWorks is providing the following business outlook for the first quarter of 2012 and full year 2012:

●
First quarter 2012 reported revenue is expected to range between $116.0 million to $120.0 million.  We expect these results to show continued growth at MES and Premex and continued improvement in the ExamWorks brand revenue metric.

●
Consistent with Q4 2011, adjusted EBITDA for the first quarter of 2012 is expected to be approximately 14.5% of reported revenues.  Adjusted EBITDA is a non-GAAP measure, the use of which by ExamWorks is described below.  The reconciliation to GAAP measures of reported 2012 Adjusted EBITDA is expected to be calculated and presented in a manner consistent with the reconciliation set forth below with respect to the three and twelve months ended December 31, 2011.

●
For 2012, we expect organic revenue growth between 4-6% based upon our 2011 pro forma revenue of approximately $483 million.  Additionally, we expect to complete acquisitions in the second half of 2012 with annual revenues of approximately $75 million.

●
For 2012 and consistent with 2011, we expect adjusted EBITDA margins between 15-17% of reported revenues.  We expect a gradual increase in EBITDA margins over the course of 2012 as we begin to realize revenue growth and leverage our current infrastructure.

About ExamWorks Group

ExamWorks Group, Inc. is a leading provider of independent medical examinations (“IMEs”), peer and bill reviews and related services. We help our clients manage costs and enhance their risk management processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services. ExamWorks is focused on providing clients a national presence while maintaining the local service and capabilities they need and expect.

Non-GAAP Financial Measures

In connection with the ongoing operation of our business, our management regularly reviews Adjusted EBITDA, a non-GAAP financial measure, to assess our performance. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition-related transaction costs, share-based compensation expenses, and other non-recurring costs. We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition related costs, income tax status, and other items of a non-operational nature that affect comparability.

We believe that various forms of the Adjusted EBITDA metric are often used by analysts, investors and other interested parties to evaluate companies such as ours for the reasons discussed above. Additionally, Adjusted EBITDA is used to measure certain financial covenants in our credit facility. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors as well as in our incentive compensation programs for our employees, excluding our senior management.

Non-GAAP information should not be construed as an alternative to GAAP information, as the items excluded from the non-GAAP measures often have a material impact on our financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.

Below is a table presenting a reconciliation of Adjusted EBITDA to net loss, the most comparable GAAP measure, for each of the periods indicated.

Forward Looking Statements

Statements made in this press release that express ExamWorks’ or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which ExamWorks intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.  Forward-looking statements may include information concerning ExamWorks’ possible or assumed future results of operations, including descriptions of ExamWorks’ revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to ExamWorks’ operations and business environment, all of which are difficult to predict and many of which are beyond ExamWorks’ control. Although ExamWorks believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many uncertainties and factors could affect ExamWorks’ actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not limited to: our limited operating history; our ability to implement our growth strategy and acquisition program; our ability to integrate completed acquisitions; our expansion into international markets; our ability to secure additional financing; regulation of our industry; our information technology systems; our ability to protect our intellectual property rights and other information; our ability to compete successfully with our competitors; our ability to retain qualified physicians and other medical providers for our medical panel; our ability to retain our clients; our ability to provide accurate health-related risk assessment analyses of data; our ability to retain key management personnel; and restrictions in our credit facility, senior notes indenture and future indebtedness.  In addition, the risks discussed in our periodic reports, registration statements and other filings with the Securities and Exchange Commission could cause actual results to differ materially from the results anticipated by forward-looking statements.

You should keep in mind that any forward-looking statement made by ExamWorks herein, or elsewhere, speaks only as of the date on which made. ExamWorks expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in ExamWorks’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

ExamWorks will host a conference call to discuss the results and other matters at 5:00 p.m. Eastern Time. Please log in at least 10 minutes prior to the conference call in order to download the applicable audio software. Interested parties may participate live via telephone by dialing (866) 831-6234 in the U.S. or (617) 213-8854 internationally with access code 19713858. A live webcast of the call is also accessible through the Investor Relations section of the company’s web site at http://investorrelations.examworks.com/.

Following the conclusion of the call, a replay of the webcast will be available at the company’s web site within four hours. Alternatively, a telephonic replay of the call will be available at 8:00 p.m. Eastern Time (5:00 p.m. Pacific Time), and can be accessed until March 6, 2012 at midnight Eastern Time, by calling (888) 286-8010 in the U.S. or (617) 801-6888 internationally, with access code 17278811.

CONTACT:
ExamWorks Group, Inc.
J. Miguel Fernandez de Castro
404-952-2400
Senior Vice President and Chief Financial Officer
investorrelations@examworks.com

SOURCE: ExamWorks Group, Inc.

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three months ended December 31,		Twelve months ended December 31,
	2010	2011	2010	2011
Revenues:	$54,269	$115,312	$163,511	$397,860
Costs and expenses:
Costs of revenues	34,913	76,017	103,606	262,242
Selling, general and administrative expenses	13,719	25,348	37,689	84,133
Depreciation and amortization	7,053	14,286	19,505	47,439
Total costs and expenses	55,685	115,651	160,800	393,814
Income (loss) from operations	(1,416)	(339)	2,711	4,046

Interest and other expenses, net:
Interest expense, net	2,755	6,558	8,178	15,480
Loss on early extinguishment of debt	3,169	-	3,169	621
(Gain) loss on interest rate swap	(29)	(75)	42	(328)
Realized foreign currency (gain) loss	(6)	465	(156)	688

Total interest and other expenses, net	5,889	6,948	11,233	16,461

Loss before income taxes	(7,305)	(7,287)	(8,522)	(12,415)

Income tax benefit	(1,857)	(2,262)	(2,484)	(4,082)

Net loss	$(5,448)	$(5,025)	$(6,038)	$(8,333)

Per Share Data:

Net loss per share:
Basic and diluted	$(0.20)	$(0.15)	$(0.33)	$(0.25)

Weighted average number of common shares outstanding:
Basic and diluted	27,168,890	34,223,906	18,500,859	33,975,658

Adjusted EBITDA	$10,057	$16,809	$30,321	$63,304

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	December 31,
ASSETS	2010	2011
Current assets:
Cash and cash equivalents	$33,624	$8,416
Accounts receivable, net	38,638	144,041
Other receivables	33	40
Prepaid expenses	2,175	4,487
Deferred tax assets	68	1,640
Other current assets	42	1,173
Total current assets	74,580	159,797

Property, equipment and leasehold improvements, net	4,870	8,918
Goodwill	90,582	300,260
Intangible assets, net	66,914	146,168
Deferred tax assets, noncurrent	7,669	-
Deferred financing costs, net	4,176	11,458
Other assets	271	438

Total assets	$249,062	$627,039

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,999	$42,642
Accrued expenses	9,414	28,410
Accrued interest expense	-	10,247
Deferred revenue	272	1,332
Current portion of subordinated unsecured notes payable	2,312	1,932
Current portion of contingent earnout obligation	2,478	91
Other current liabilities	3,105	5,459
Total current liabilities	37,580	90,113

Senior unsecured notes payable	-	250,000
Senior secured revolving credit facility and working capital facilities	4,998	44,063
Long-term subordinated unsecured notes payable, less current portion	2,546	717
Long-term contingent earnout obligation, less current portion	2,032	86
Deferred tax liability, noncurrent	-	2,159
Other long-term liabilities	1,666	1,977
Total liabilities	48,822	389,115

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; Authorized 50,000,000 shares; no shares issued and outstanding at December 31, 2010 and December 31, 2011, respectively	-	-
Common stock, $0.0001 par value; Authorized 250,000,000 shares; issued and outstanding 32,216,104 and 34,090,618 at December 31, 2010 and December 31, 2011, respectively	3	3
Additional paid-in capital	211,861	268,162
Accumulated other comprehensive income (loss)	1,216	(1,429)
Accumulated deficit	(12,840)	(21,549)
Treasury stock, at cost - no shares and 805,613 shares outstanding at December 31, 2010 and December 31, 2011, respectively	-	(7,263)
Total stockholders’ equity	200,240	237,924

Total liabilities and stockholders’ equity	$249,062	$627,039

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Twelve Months Ended December 31,
	2010	2011
Operating activities:
Net loss	$(6,038)	$(8,333)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss (gain) on interest rate swap	42	(328)
Depreciation and amortization	19,505	47,439
Amortization of deferred rent	(61)	(450)
Share-based compensation	1,816	7,834
Excess tax benefit related to share-based compensation	(974)	-
Provision for doubtful accounts	173	2,297
Amortization of deferred financing costs	872	1,941
Deferred income taxes	(5,406)	(6,364)
Loss on early extinguishment of debt	3,169	621
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(2,098)	(9,047)
Prepaid expenses and other current assets	560	(1,801)
Accounts payable and accrued expenses	5,946	(1,907)
Accrued interest expense	-	10,240
Deferred revenue and customer deposits	(917)	(169)
Other liabilities	1,714	(2,430)
Net cash provided by operating activities	18,303	39,543

Investing activities:
Cash paid for acquisitions, net	(115,225)	(322,248)
Purchases of equipment and leasehold improvements, net	(1,730)	(6,856)
Working capital and other settlements for acquisitions	418	(6,710)
Net cash used in investing activities	(116,537)	(335,814)

Financing activities:
Borrowings under credit facilities	67,315	278,000
Borrowings under senior unsecured notes payable	-	250,000
Net borrowings under working capital facilities	4,997	35,621
Excess tax benefit related to share-based compensation	974	-
Proceeds from the exercise of options and warrants	703	2,292
Issuance of preferred stock, net	32,421	-
Issuance of common stock, net	136,660	-
Payment of related party notes	(3,500)	-
Repayment of subordinated unsecured notes payable	(2,167)	(2,421)
Purchases of treasury stock	-	(9,421)
Payment of deferred financing costs	(6,534)	(9,746)
Repayment under credit facilities	(100,550)	(273,000)
Other	-	(440)
Net cash provided by financing activities	130,319	270,885

Exchange rate impact on cash and cash equivalents	40	178

Net increase (decrease) in cash and cash equivalents	32,125	(25,208)
Cash and cash equivalents, beginning of year	1,499	33,624
Cash and cash equivalents, end of year	$33,624	$8,416

NON CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for acquisitions	$10,075	$47,174
Issuance of common stock, net of related costs, to settle earnout obligations	$576	$808
Issuance of subordinated unsecured notes payable for acquisitions	$1,747	$-
Issuance of common stock for termination of agreement	$1,434	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$4,994	$5,447
Cash paid for income taxes	$231	$4,061

	Three months ended December 31,		Twelve months ended December 31,
	2010	2011	2010	2011
Reconciliation of Adjusted EBITDA:

Net loss	$(5,448)	$(5,025)	$(6,038)	$(8,333)
Share-based compensation expense (1)	1,257	2,449	1,816	7,834
Depreciation and amortization	7,053	14,286	19,505	47,439
Acquisition-related transaction costs	2,975	403	6,101	3,107
Other non-recurring costs	188	10	188	878
Interest and other expenses, net	5,889	6,948	11,233	16,461
Benefit for income taxes	(1,857)	(2,262)	(2,484)	(4,082)
Adjusted EBITDA	$10,057	$16,809	$30,321	$63,304

(1)	Share-based compenation expense of $650,000 and $2.0 million is included in costs of revenues for the three and twelve months ended December 31, 2011 and the remainder is included in SGA expenses. For the three and twelve months ended December 31, 2010, all share-based compensation expense is included in SGA expenses.